UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2017

Xenetic Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37937	45-2952962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

(781) 778-7720

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2017, Xenetic Biosciences, Inc. (the “Company”) and its wholly-owned subsidiaries, Xenetic Biosciences (UK) Limited (“Xenetic UK”) and Lipoxen Technologies, Limited, entered into a Settlement Agreement with M. Scott Maguire, former Chief Executive Officer of the Company (the “Settlement Agreement”), which terminated the Employment Agreement dated November 3, 2009, between Xenetic UK and Mr. Maguire. Pursuant to the terms of the Settlement Agreement, Mr. Maguire will continue to receive his current base salary and benefits for a period of 12 months, will receive a lump sum termination payment of £30,000 and will be reimbursed for certain tax liabilities as described in the Settlement Agreement. Additionally, Mr. Maguire’s unvested stock options will immediately vest on October 31, 2018, upon the terms and conditions specified in the Settlement Agreement and Mr. Maguire will have until June 10, 2020 to exercise the vested options (unless the terms of the options provide for a longer period). Mr. Maguire will continue to serve the Company during the management transition.

The foregoing description of the material terms of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: November 3, 2017	Name: James Parslow
Title: Chief Financial Officer

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